Exhibit 99.(a)(5)

Cimarex Energy Co.

Company Notice and Offer To Purchase

Any and All of the Outstanding
Floating Rate Convertible Senior Notes due 2023

CUSIP No. 55972FAE4

originally issued by

Magnum Hunter Resources, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 15, 2008, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”).  NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

To Our Clients:

Enclosed for your consideration is a Company Notice and Offer to Purchase, dated October 30, 2008 (as the same may be amended from time to time, the “Offer to Purchase”), and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by Cimarex Energy Co., a Delaware corporation (the “Company”), to purchase for cash all of its outstanding Floating Rate Convertible Senior Notes due 2023 (the “Notes”) originally issued by Magnum Hunter Resources, Inc., a Nevada corporation, from each holder thereof (each, a “Holder,” and collectively the “Holders”) at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued but unpaid interest, including Liquidated Damages (as defined in the Offer to Purchase), if any, up to, but not including, the date on which the Expiration Time occurs (the “Repurchase Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (collectively, the “Offer”).  If the Expiration Time of the Offer occurs on December 15, 2008, and assuming no accrued interest or Liquidated Damages are payable, the Repurchase Price will equal $1,000 per $1,000 principal amount of Notes tendered.  The Company does not expect accrued interest will be unpaid at the Expiration Time, as all Holders, regardless of whether they tender their Notes in the Offer, will be entitled to their pro rata portion of the accrued interest payable by the Company under the Indenture on December 15, 2008.

The Offer is being made by the Company to satisfy its contractual obligations under Section 3.08 of the Indenture and paragraph 6 of the Notes that provide that each Holder will have the right, at such Holder’s option, to require the Company to purchase such Holder’s Notes on the date of the Expiration Time.

The Notes are obligations of the Company.  Any Notes that are purchased by the Company pursuant to the Offer will be promptly delivered to the Trustee for cancellation and shall cease to be outstanding.  Any Notes that remain outstanding after consummation of the Offer will continue to be obligations of the Company and will continue to accrue interest and have the benefits of the Indenture, including the right of the Holders to convert their Notes into cash and shares of the common stock of the Company under certain circumstances as described in the Indenture.

Unless the Company defaults in making payment of the Repurchase Price, any Notes accepted for payment pursuant to the Offer shall cease to accrue interest on and after the date on which the Expiration Time occurs.

Holders that validly tender and do not properly withdraw their Notes in the Offer will no longer have conversion rights, unless the Company fails to purchase such Notes pursuant to the Offer.

THE REPURCHASE PRICE THAT THE COMPANY IS OFFERING TO PAY TO HOLDERS PURSUANT TO THE OFFER (PURSUANT TO THE TERMS OF THE INDENTURE AND THE NOTES) MAY BE LESS THAN THE AMOUNT OF CASH AND COMMON STOCK OF THE COMPANY THAT HOLDERS COULD RECEIVE UPON CONVERSION OF THEIR NOTES PURSUANT TO THE INDENTURE.  HOLDERS ARE URGED TO REVIEW THE OFFER TO PURCHASE AND THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN CAREFULLY AND CONSULT WITH THEIR OWN FINANCIAL ADVISORS BEFORE DECIDING WHETHER TO TENDER THEIR NOTES IN THE OFFER.

The material is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any such Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such broker, dealer, commercial bank, trust company or other nominee promptly if they wish to tender Notes in the Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all such Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. The Offer to Purchase and the accompanying Letter of Transmittal contain or incorporate by reference important information that we urge you to read carefully before instructing us whether to tender your Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes carried by us for your account or benefit on your behalf in accordance with the provisions of the Offer to Purchase and the Letter of Transmittal. The Offer will expire at the Expiration Time, which is 5:00 p.m., New York City time, on December 15, 2008, unless extended as required by applicable law.  Notes tendered pursuant to the Offer may be withdrawn prior to the Expiration Time, subject to the procedures described in the Offer to Purchase.

Your attention is directed to the following:

1.         The Offer is for all outstanding Notes.

2.         The Repurchase Price equals 100% of the principal amount of the Notes, plus accrued but unpaid interest, including Liquidated Damages (as defined in the Offer to Purchase), if any, up to, but not including, the date on which the Expiration Time occurs.  The Company does not expect accrued interest or Liquidated Damages will be payable at the Expiration Time.

3.         Notwithstanding any other provisions of the Offer, the Company will not accept for payment any tendered Notes if at the Expiration Time an Event of Default (as such term is defined in the Indenture), other than a default in the payment of the Repurchase Price, is continuing.  If the Company does not accept for payment any tendered Notes, the Company will promptly return tendered Notes to the Holders thereof.

4.         Any transfer taxes (but excluding any income taxes) incident to the transfer of Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the instructions to the Letter of Transmittal.

If you wish to have us tender any or all of your Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that is attached. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account.

IMPORTANT TAX INFORMATION

FIRPTA Certifications

A beneficial owner of Notes whose tendered Notes are accepted for payment is required to provide the appropriate Foreign Investment in Real Property Tax Act (“FIRPTA”) Certificate, as indicated below.  A form of each such FIRPTA Certificate is included with this letter.

Type of Beneficial Owner	Required FIRPTA Certificate
Individual U.S Holder (as defined in the Offer to Purchase)	Certificate of Non-Foreign Status – Individual Transferor

Entity (Non-Individual) U.S. Holder (as defined in the Offer to Purchase) and U.S. Partnerships	Certificate of Non-Foreign Status – Entity Transferor

All Other Tendering Beneficial Owners	Foreign Holder Ownership Affidavit

If the Depositary receives a properly completed Certificate of Non-Foreign Status – Individual Transferor or a Certificate of Non-Foreign Status – Entity Transferor with respect to a tendering beneficial owner of Notes and neither the Company nor the Depositary has actual knowledge that such certificate is inaccurate (based on the face of the certificate), no amounts in respect of FIRPTA Withholding will be withheld from the payment made with respect to such tendering beneficial owner.

If the Depositary receives a properly completed Foreign Holder Ownership Affidavit with respect to a tendering beneficial owner of Notes and the affidavit indicates that the tendering beneficial owner does not hold and has never held Notes with an aggregate fair market value at the time of acquisition that exceeds or exceeded $25 million (such fair market value being determined both as of the time at which the Notes were originally acquired and, if applicable, as of the time of any additional subsequent acquisitions), and if neither the Company nor the Depositary has reason to believe that such affidavit is inaccurate (based on the face of the affidavit and other facts that are readily ascertainable by the Company or the Depositary, as the case may be), no amounts in respect of FIRPTA Withholding will be withheld from the payment made with respect to such tendering beneficial owner.

If a tendering beneficial owner of Notes does not provide the applicable FIRPTA Certificates described above, properly completed and duly executed, or, if the Foreign Holder Ownership Affidavit provided by a tendering beneficial owner of Notes indicates that such beneficial owner holds or has held Notes with an aggregate fair market value at the time of acquisition that exceeds or exceeded $25 million (such fair market value being determined both as of the time at which the Notes were originally acquired and, if applicable, as of the time of any additional subsequent acquisitions), the Depositary will withhold 10% of the gross consideration paid with respect to such tendering beneficial owner in order to satisfy the

Company’s potential FIRPTA Withholding obligations.  The Company will report and pay over any withheld amounts to the IRS in accordance with Treasury Regulation Section 1.1445-1(c), including the filing of an IRS Form 8288 and 8288-A.  Pursuant to Treasury Regulation Section 1.1445-1(f), the Company’s satisfaction of its FIRPTA Withholding obligations will not relieve a tendering beneficial owner of Notes of its obligation to file a U.S. tax return and to pay any remaining amounts owed in respect of the FIRPTA Tax.

In general, if the FIRPTA Tax applies to a tendering beneficial owner, any gain or loss realized by such beneficial owner would be subject to U.S. federal income tax as either ordinary income or capital gain that is effectively connected with the beneficial owner’s conduct of a trade or business in the U.S.  Any amounts withheld by the Company to satisfy its potential FIRPTA Withholding obligations generally will be credited against any remaining tax liabilities of the tendering beneficial owner and, in order to claim such credit, a stamped copy of IRS Form 8288-A (which the IRS generally must provide to such beneficial owner upon its receipt from the Company) should be attached to the tendering beneficial owner’s U.S. tax return pursuant to Treasury Regulation Section 1.1445-1(f)(2).  If any withheld amounts exceed a tendering beneficial owner’s maximum tax liability (as determined by the IRS), then such beneficial owner may seek a refund of such excess.

Each tendering beneficial owner of Notes is urged to consult with its tax advisor regarding the proper completion of the FIRPTA Certificates included with this letter and the application of the FIRPTA Tax and FIRPTA Withholding to such tendering beneficial owner.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of Cimarex Energy Co. to purchase for cash any and all of its outstanding Floating Rate Convertible Senior Notes due 2023 originally issued by Magnum Hunter Resources, Inc.

This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Box 1             ☐         Please tender my Notes held by you for my account or benefit.  I have indicated below the principal amount of Notes to be tendered in integral multiplies of $1,000, if I wish to tender less than all of my Notes.

Aggregate Principal

Amount Tendered:  $

(Complete only if you wish to tender less than the aggregate principal amount held for your account of benefit)

Box 2             ☐         Please do not tender any Notes held by you for my account or benefit.

Date: , 2008

Signature(s)

Please print name(s) here

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or
Social Security Number(s):

My Account Number With You:

Unless a specific contrary instruction is contained herein, your signature(s) hereon shall constitute an instruction to us to tender all of your Notes.

TO BE COMPLETED BY ALL TENDERING BENEFICIAL OWNERS

WHO ARE INDIVIDUAL U.S. HOLDERS

CERTIFICATE OF NON-FOREIGN STATUS – INDIVIDUAL TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee that withholding of tax is not required upon my disposition of an interest that may qualify as a U.S. real property interest, I,

______________________________________________________________________________________________,

[insert name of transferor]

hereby certify the following:

1.  I am not a nonresident alien for purposes of U.S. income taxation;

2.  My U.S. taxpayer identifying number (Social Security Number) is ________________________________; and

3.  My home address is ____________________________________________________________________ ______________________________________________________________________________________________.

I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

________________________________________________________________ Date: ______________, 2008 Signature of Transferor

TO BE COMPLETED BY ALL TENDERING BENEFICIAL OWNERS
THAT ARE ENTITY (NON-INDIVIDUAL) U.S. HOLDERS OR U.S. PARTNERSHIPS

CERTIFICATE OF NON-FOREIGN STATUS – ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of an interest that may qualify as a U.S. real property interest by

__________________________________________________________________________________________________________,

[insert name of transferor]

the undersigned hereby certifies the following on behalf of the above named transferor:

1.  The above named transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.  The above named transferor is not a disregarded entity as defined in Treasury Regulation section 1.1445-2(b)(2)(iii);

3.  The above named transferor’s U.S. employer identification number is ________________________________________;

and

4.  The above named transferor’s office address is ___________________________________________________________

__________________________________________________________________________________________________________.

The above named transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the above named transferor.

_______________________________________________________________________          Date:  _________________, 2008

Signature of Transferor

_______________________________________________________________________
Title of Person Signing on Behalf of Transferor

TO BE COMPLETED BY ALL TENDERING BENEFICIAL OWNERS

THAT ARE NOT U.S. HOLDERS OR U.S. PARTNERSHIPS

FOREIGN HOLDER OWNERSHIP CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  Treasury Regulation section 1.897-1(c)(iii) effectively excludes certain interests in publicly traded U.S. corporations from the definition of “U.S. real property interest,” but does not exclude interests to which Temporary Regulation 1.897-9T(b) applies.  In general, Temporary Regulation 1.897-9T(b) applies to a non-regularly traded class of interests in a publicly traded U.S. corporation that is convertible into a regularly traded class of interests in the corporation if, on the date such interest was acquired by its present holder, such interest had a fair market value greater than the fair market value on that date of 5 percent of the regularly traded class of the corporation’s stock into which such interest is convertible.  In addition, if a holder of non-regularly traded interests subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition.  Temporary Regulation 1.897-9T(b) contains attribution rules that aggregate the holdings of such interests by certain holders.

To inform the transferee that withholding of tax is not required upon the disposition by

__________________________________________________________________________________

[insert name of transferor]

of Notes pursuant to the Offer to Purchase and Letter of Transmittal, the undersigned hereby certifies the following on behalf of the above named transferor:

1.  The above named transferor is not a disregarded entity as defined in Treasury Regulation section
1.1445-2(b)(2)(iii);

2.  The above named transferor’s U.S. taxpayer identification number or foreign tax identifying number, if any, is _________________________________________;

3.  The above named transferor’s office address is _______________________________________________ ______________________________________________________________________________________________;

4.  The date or dates on which the above named transferor (or any person whose ownership of Notes would be attributable to the transferor pursuant to the last sentence of Temporary Regulation section 1.897-9T(b)) acquired Notes and the fair market value of  the Notes acquired on each such date are as follows (attach a schedule if additional space is required):

Acquisition Date	Fair Market Value of Notes	Aggregate Face Amount Acquired
______________	______________________	___________________________

5.  The above named transferor, together with all persons whose ownership of Notes would be attributable to the transferor pursuant to the last sentence of Temporary Regulation section 1.897-9T(b), do not currently hold and have never held Notes with an aggregate fair market value at the time of acquisition or at the time of any additional subsequent acquisitions (determined in accordance with Temporary Regulation section 1.897-9T(b)) that exceeds or exceeded $25 million.  [Strike this Item 5 if it is  inaccurate with respect to the above named transferor.]

 The above named transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee.

I declare that I have examined this certificate and to the best of my knowledge and belief it is true, complete, and accurate, and I further declare that I have the authority to sign this document on behalf of the above named transferor.

______________________________________________________          Date:  ________________, 2008

Signature of Transferor

Title of Person Signing on Behalf of Transferor: __________________________________________________